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                                                                   EXHIBIT 10(a)


                          WHOLESALE POWER COORDINATION

                        AND DISPATCH OPERATING AGREEMENT



                                     Between


                              MINNESOTA POWER, INC.


                                       and


                              SPLIT ROCK ENERGY LLC


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         This WHOLESALE  POWER  COORDINATION  AND DISPATCH  OPERATING  AGREEMENT
("AGREEMENT") is dated as of this 14th day of April, 2000, between Minnesota Power, Inc, a Minnesota corporation ("MP"), and SPLIT ROCK ENERGY LLC, a Minnesota limited liability company ("Split Rock"). For purposes of this AGREEMENT, MP or Split Rock shall be referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, MP is an investor-owned electric utility that owns electric generation, transmission and distribution facilities and is engaged in the generation, transmission and sale of electric power and energy to retail customers in the state of Minnesota and to wholesale customers in Minnesota and throughout the Midwest; and

         WHEREAS, Great River Energy ("GRE") is an electric cooperative company that owns electric generation and transmission facilities and is engaged in the generation, transmission, and sale of electric power and energy at wholesale in the state of Minnesota; and

         WHEREAS, MP and GRE, operate their respective electric systems within the interconnected electrical transmission network in accordance with the requirements and guidelines set forth by the Mid-Continent Area Power Pool ("MAPP"); and

         WHEREAS, MP and GRE, have agreed to enter into a business alliance intended to mutually benefit them in such areas as risk management, economic commitment and dispatch of generating and purchased power resources, load and capability responsibilities under MAPP, and wholesale power marketing and brokering; and

         WHEREAS, Split Rock was formed by MP and GRE as a limited liability company, with MP and GRE as its original members, and MP and GRE have executed and entered into a Member Control Agreement to set out the terms and conditions of the business alliance; and

         WHEREAS, MP desires to enter into a power coordination agreement with Split Rock setting out the terms and conditions under which MP will, among other things, make its generating and purchased power resources available to Split Rock for commitment and dispatch, and Split Rock will, among other things, commit and dispatch those resources on an economic basis to meet MP's native load needs and obligations under power sales contracts with third parties, be responsible for meeting MP's load and capability responsibilities under MAPP, and facilitate joint resource planning.

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         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, MP and Split Rock hereto agree as follows:

                                   SECTION 1.

                       TERM OF AGREEMENT AND DEFINITIONS

Section 1.01      Term of Agreement.

         This AGREEMENT shall become effective on the latest of: (1) the date this AGREEMENT is approved by the Administrator of the RUS or accepted for filing by any other regulatory agencies as required by law; or (2) the date hereof. After such effective date, unless earlier terminated in accordance with its provisions, this AGREEMENT shall remain in effect as long as MP is a member of Split Rock and a party to the Member Control Agreement.

Section 1.02      Purpose of Agreement.

         The purpose of this AGREEMENT, among other things, is to establish the terms and conditions under which Split Rock shall: (i) become responsible for integrating the commitment and dispatch of MP's Generation Resources, and the procurement of capacity and energy, with the Generation Resources of other Members to serve safely and reliably, and at the lowest reasonable costs, the full requirements of MP's End-Use Loads and the End-Use Loads of other Members;
(ii) become a member of MAPP and undertake those MAPP obligations and responsibilities necessary for Split Rock to assume the MAPP End-Use Load Obligation for the Members' combined electric loads and to represent the Members' interests in MAPP and its subcommittees for that purpose; (iii) cooperate with the Members to establish an equitable sharing of the costs and benefits of Split Rock membership; (iv) facilitate joint resource planning between and among the Members; and (v) market excess Generation Resources on a coordinated basis to maximize the value of the Members' Generating Resources.

Section 1.03      Definitions.

         The following terms, when used herein, shall have the meanings specified below

a. "Due Diligence" means the exercise of good faith efforts to perform a required or requested act on a timely basis and in accordance with Good Utility Practice, using the technical and human resources reasonably available.

b. "End-Use Load" means the load of persons or other entities that purchase or produce electric energy for their own consumption and not for resale, as defined in the MAPP Restated Agreement or by any similar successor organization.

c. "End-Use Load Obligation" means an obligation imposed by law, regulation or contract to serve End-Use Load within the MAPP Region including any obligation imposed by an assignment

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of End-Use Load Obligation, as defined in the MAPP Restated Agreement, or by any similar successor organization.

d. "FERC" means the Federal Energy Regulatory Commission (or its successor).

e. "Force Majeure" means any cause beyond the control of the Party affected, including, without limitation, the following: acts of God, fire, flood,  landslide,  lightning,  earthquake,  tornado,  storm,  freeze,  drought, blight, famine, epidemic or quarantine; strike, lockout, or other labor difficulty; act or failure to act on the part of any Party that impedes or prevents the others Party's performance; theft, casualty, accident, equipment breakdown, failure or shortage of, or inability to obtain from usual sources goods, labor, equipment, information or drawings, machinery, supplies, energy, fuel, or materials; embargo; injunction; litigation or arbitration with suppliers or manufacturers; civil unrest, war, civil disorder or disturbance, explosion, or breach of contract by any supplier, contractor, subcontractor, laborer or materialman, including, but not limited to, failure of facilities, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, labor disturbance, sabotage, and restraint by court or public authority.

f. "Generation Resources" means a Member's electric generation resources, whether owned or under contract.

g. "Good Utility Practice" means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest possible cost consistent with good business practices, reliability, and safety. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather as a spectrum of possible practices, methods, or acts which could have been expected to accomplish the desired result at the lowest possible cost consistent with good business practices, reliability, and safety. Good Utility Practice includes due regard for manufacturers' warranties and the requirements of regulatory authorities.

h. "Hedges" means (a) futures or forward transactions, (b) transactions for the purchase or sale of Power, (c) the purchase or sale of put or call options, (d) transactions for the purchase or sale of fuel, (e) similar transactions; in each case the purpose of which is to offset the price risk of transactions envisioned under this AGREEMENT. Hedges may be entered into by Split Rock with the Parties or third parties. "Hedge", used as a verb, means the act of entering into Hedges.

i. "MAPP" means the Mid-Continent Area Power Pool or its successor organization.

j. "MAPP Agreement" means the Mid-Continent Area Power Pool Restated Agreement dated January 12, 1996, as amended, and as may be further amended from time to time.

k. "Member" means a utility that has executed the Member Control Agreement and has become a participant in Split Rock.

l. "NERC" means the North American Electric Reliability Council or its successor reliability entity.

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m.       "Off-System  Transaction"  means a wholesale  purchase or sale of capacity or energy by Split Rock or MP from or to an entity that is not a Member of Split Rock.

n.       "Power" means either electric capacity or energy or both.

o.       "RUS" means the U.S.D.A. Rural Utilities Service or its successor.

p. "Scheduling Center" means a center responsible for one or more of the following functions, consistent with FERC standards of conduct requirements: marketing, 24-hour transaction (buying and selling) scheduling, and Generation Resource commitment and dispatch decisions.

                                   SECTION 2.

                            MEMBERSHIP IN SPLIT ROCK

         Throughout the term of this AGREEMENT, MP shall maintain its membership in Split Rock as provided for under the Member Control Agreement, and shall be subject fully to the terms and conditions of that Agreement, as it may be amended from time to time.

                                   SECTION 3.

                            PARTIES' RESPONSIBILITIES

Section 3.01      MP Authorized Split Rock Representative.

         MP shall designate in writing an Authorized Representative, which person shall have full authority to, among other things, coordinate MP's actions under this AGREEMENT, to provide support to Split Rock for the services to be provided hereunder, and to review and recommend revisions of the cost-sharing and transfer price principles agreed to by the Members. MP may, at any time, designate a new Authorized Representative by providing written notice to Split Rock and the other Members. In addition, MP's Authorized Representative may, by providing written notice to Split Rock and the other Members, designate Alternate Authorized Representatives who, unless explicitly provided otherwise, shall, for the duration of their designation, have the full authority and responsibility to act on behalf of MP as if they were MP's Authorized Representative.

Section 3.02      Split Rock Responsibilities.

         The   responsibilities   of  Split  Rock  shall  include  but  are  not
necessarily limited to the following:

a. Establish procedures and operating protocols consistent with the provisions hereof governing the coordination of MP's Generation Resources and other Members' Generation Resources to serve End-Use Load pursuant to this AGREEMENT.

b. Review MP's estimates of future loads and projected fuel and resource requirements and recommend resource plans to meet Split Rock's obligations to the Members; provided, however, that nothing herein shall obligate MP to acquire any additional generation resources for itself and for any Member as a result of Split Rock's recommendations.

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c.       Perform the dispatch, scheduling, commodity trading, and marketing functions in this AGREEMENT.

d.       Represent   MP's  End-Use  Load  interests  in  NERC  and  MAPP  and
other organizations or reliability councils in regions in which Split Rock may transact, and perform, on behalf of MP, those responsibilities and undertake those obligations that are consistent with and required by such organizations and/or councils.

e. Prepare and distribute for MP's and the other Members' review and approval annual operational budgets.

f. Take such other actions and perform such other duties as may be required in connection with the terms of this AGREEMENT and approved by the Members.

         Section 3.02.1 Arrangements with Affiliates. MP recognizes that Split Rock may fulfill some or all of its obligations under this AGREEMENT through contracts and arrangements with other parties, and that such parties may be affiliated with a Member. To the extent Split Rock contracts with a Member or a Member's affiliate for the performance of one or more of Split Rock's obligations hereunder, the other Members must consent to any such arrangement.

         Section 3.02.2 Limitation on Split Rock Responsibilities. Nothing in this AGREEMENT or otherwise shall be interpreted as requiring that Split Rock assume any responsibility, and Split Rock shall not have any responsibility, for the physical operation and/or maintenance of any of MP's Generation Resources or facilities, employees, fuel arrangements or obligations, or for any MP debt or other obligations related to ownership or operation and maintenance of those resources or facilities.

Section 3.03      MP Responsibilities.

         The responsibilities of MP under this AGREEMENT shall include but are not necessarily limited to the following:

a. MP shall pay fifty percent (50%) of the costs and charges for the Scheduling Center, and related facilities, staff, and other operating expenses incurred by Split Rock in performing the functions hereunder.

b. MP shall make available to Split Rock under an applicable Administrative Services Agreement those of MP's staff and resources as are reasonably necessary and available to support Split Rock's functions and responsibilities hereunder, consistent with applicable regulatory principles and standards of conduct.

c. MP shall be responsible for the costs of owning and operating its control center and providing or obtaining from third parties all necessary control area functions and services. MP shall provide to Split Rock control center information and coordinate control area functions and services with Split Rock and/or any of the Members as reasonably necessary for Split Rock to fulfill its obligations hereunder.

d. MP shall coordinate with Split Rock, and designate Split Rock as its agent where necessary, to obtain from third parties the transmission service necessary to implement this AGREEMENT.

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                                   SECTION 4.

              INTEGRATED DISPATCH OF MEMBERS' GENERATION RESOURCES

Section 4.01      Integrated Dispatch and Scheduling.

a. Split Rock shall provide services that are necessary and appropriate to economically commit and dispatch the Members' Generation Resources on an integrated basis to serve the Members' combined End-Use Load and any Off-System Transactions arranged by Split Rock on behalf of itself and/or the Member(s). In order to effectuate a least-cost, economic dispatch, MP shall operate its Generation Resources consistent with Split Rock's instructions; provided, however, as to such MP Generation Resources, MP operators may take any and all actions that they reasonably believe, based on the circumstances and information available to them at the time, are necessary and appropriate to avoid or alleviate emergency conditions or to protect the safety of persons or property.

b. MP shall provide and maintain, at its own expense, in accordance with specifications and procedures satisfactory to meet its obligations hereunder, such telecommunications and other facilities at its premises as are necessary to transfer data relating to its Generation Resources, and other necessary operating data, to and from the Split Rock Scheduling Center.

c. Split Rock shall operate and maintain a Scheduling Center as necessary to commit and dispatch the Members' Generating Resources to serve their combined End-Use Loads on an economic basis and to consolidate Split Rock's and/or the Members' wholesale trading, marketing and scheduling activities.

d. Should MP or any other Member provide notice of its intent to retire, dispose of, or let lapse any of its Generation Resources, Split Rock shall recommend to the Members alternative generation resources to replace such retired, disposed, or lapsed Generation Resources.

Section 4.02      Ownership and Maintenance of Generation Resources.

a. MP shall have the responsibility, at its cost, to operate and maintain its Generation Resources, including maintaining any necessary accreditation, consistent with Good Utility Practice and any operating practices or protocols implemented by Split Rock pursuant to this AGREEMENT.

b. MP may retire or dispose of any of its existing Generation Resources, or choose not to renew or extend the contractual arrangements for Generation Resources under contract, upon reasonable notice to Split Rock and the other Members, and MP shall have no obligation to Split Rock or the Members to replace any retired, disposed or lapsed Generation Resource.

c. Should an event of Force Majeure or other event of partial or complete outage of MP's Generation Resources occur, MP shall immediately notify Split Rock and the other Members of such event, its expected duration, and MP's intentions to address such event. During such Force Majeure events, MP shall take all reasonable actions, in coordination with Split Rock, to restore the operation and rating of any Generation Resource adversely affected by such Force Majeure events.

d. Should MP experience an outage of any of its Generation Resources that may affect the ability of Split Rock to fulfill its responsibilities under this AGREEMENT or any applicable prevailing regional reliability requirements, Split Rock will take any actions that it reasonably believes are necessary and appropriate to obtain replacement capacity or energy from other resources. Unless other arrangements have been made and agreed to by the other Members, the cost of such replacement capacity and energy shall be borne by MP.

e. MP shall be responsible for procuring any fuel or other resources needed for the operation of its Generation Resources and for maintaining and administering any contacts for the purchase and delivery of such fuel or resources; provided, however, that consistent with any confidentiality obligations or restrictions, MP shall coordinate with Split Rock and provide such information as may be reasonably necessary for Split Rock to maximize the Members' efficient use and procurement of fuel and other resources.

                                   SECTION 5.

                              END-USE LOAD SERVICE

Section 5.01      Split Rock Obligations.

         As provided for in Section 6.4.3(f) of the MAPP Restated Agreement, MP hereby assigns to Split Rock, and Split Rock hereby accepts such assignment from MP, all of MP's End-Use Load Obligation. Notwithstanding Split Rock's obligations hereunder, MP at all times retains all of the rights and obligations it may have under its own contracts to provide electric service to MP's End-Use Loads, including contracts with municipal electric utility customers.

Section 5.02.     Dispatch to Serve Other Members.

         In the event that Split Rock's dispatch directions result in MP's Generation Resources being used to serve end-use Loads other than MP's End-Use Load or other Members' Off-System Transactions, MP shall sell to Split Rock that capacity or energy transferred to serve such other Members' requirements, under MP's market-based rate tariff. In the event that Split Rock's dispatch directions result in MP's End-Use Load or Off-System Transactions being served from the capacity and energy of other Members' Generation Resources, MP shall purchase from Split Rock that capacity and energy transferred to serve MP's requirements. To the extent that Split Rock's dispatch directions result in the need to serve all or a portion of MP's End-Use Load or Off-System Transactions other than from MP's Generation Resources, MP shall purchase that capacity or energy to serve those requirements at the price, terms, and conditions for such transactions determined in accordance with transfer pricing principles established by Split Rock and approved by the Members. Such transactions shall be identified by Split Rock, and shall be accounted for and settled between the Members on a monthly basis.

Section 5.03      Generation Resource Obligations.

         MP shall designate a level of Generation Resources, and be required to operate and maintain such Generation Resources consistent with Good Utility Practices, sufficient to meet

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MP's  contribution  to Split Rock's End-Use Load  Obligation.  Unless  otherwise agreed to by the Members, MP shall be solely responsible for any costs incurred by Split Rock as a result of MP's failure to meet its obligations herein.

                                   SECTION 6.

                MARKETING AND SALE OF EXCESS CAPACITY AND ENERGY

Section 6.01      Existing MP Off-System Transactions.

         MP shall retain its rights and obligations under the existing MP Off-System Transactions described in Appendix A. Split Rock will provide scheduling and dispatch services for MP in connection with these Off-System Transactions.

Section 6.02      Marketing of MP's Power Resources.

         Split Rock shall market the excess Power available from MP's Generation Resources, including the purchase and resale of Power from non-Members, with the goal to maximize the economic value of MP's Generation Resources and reduce the cost to MP of serving MP's End-Use Loads. Split Rock may fulfill its obligations hereunder by contracting with MPEX under the Wholesale Marketing and Operating Services Agreement Between MPEX and Split Rock Energy LLC.

Section 6.03.     Purchase and Resale of Members' Excess Power.

         MP hereby grants to Split Rock the exclusive option to purchase for resale to non-Member customers any excess Power available from MP's Generation Resources, after deduction for the Power dispatched from those Generation Resources to serve MP's End-Use Loads, any existing MP Off-System Transactions, and any released energy available as a result of arrangements with MP's retail customers. The Power for any such sales to non-Members shall be dispatched as part of Split Rock's dispatch services under this AGREEMENT, and shall be sold by MP to Split Rock under MP's market-based rate tariff at the transfer price and under the terms and conditions agreed to by the Members. If Split Rock does not exercise its option hereunder to purchase excess Power from MP, MP shall have the right, consistent with its other obligations under this AGREEMENT, to separately enter into transactions with third parties for the sale of such excess Power.

Section 6.04      Duration of Split Rock's Contracts to Supply Power to
                  Non-Members.

         No transaction for the purchase or sale of Power between Split Rock and non-Members shall have a duration longer than the notice period for terminating this AGREEMENT unless one or more of the Members agrees in writing to assume the obligation to provide service and assume any and all liabilities under such transactions after the dissolution of Split Rock and the termination of this AGREEMENT.

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                                   SECTION 7.

                               MEMBERSHIP IN MAPP

Section 7.01      End-Use Load and Reliability Membership.

         In recognition of the End-Use Load Obligation assumed by Split Rock under this AGREEMENT, Split Rock shall apply for and become an End-Use Load and Reliability Member of MAPP, taking responsibility for the End-Use Loads and the Generation Resources of MP and satisfying MP's related obligations under the MAPP Agreement.

Section 7.02      MAPP Application.

         MP and Split Rock, in conjunction with the other Members, shall mutually cooperate in preparation of Split Rock's MAPP membership application, and MP shall support the application through the MAPP approval process. As part of that process, MP shall prepare and submit to MAPP an application for a change in its MAPP membership status consistent with Split Rock's assumption of End-Use Load Obligation and Reliability Membership for MP's End-Use Loads and Generation Resources. Notwithstanding the foregoing, MP intends to participate in MAPP as a Transmission Owning Member.

         Section 7.02.1  Change in MAPP Membership Status.

         If, during the term of this AGREEMENT, (a) MP ceases to be a MAPP Member, (b) the MAPP Agreement is terminated or materially modified,
         (c) some or all of MAPP's functions and responsibilities are assumed under a successor or different organization or entity, all terms and conditions with respect to MAPP shall remain in force until new terms and conditions are mutually agreed upon by the Members.

Section 7.03      Costs of MAPP Membership.

         The costs of Split Rock's application to and participation in MAPP shall be considered a Split Rock cost and shall be charged to MP and the other Members pursuant to this AGREEMENT.

                                   SECTION 8.

                         STANDARDS FOR SYSTEM OPERATIONS

Section 8.01      Operating Standards.

         To the extent applicable, MP shall operate its electrical systems and Split Rock shall carry out its responsibilities under this AGREEMENT consistent with Good Utility Practice and in compliance with NERC and MAPP requirements.

Section 8.02      Scheduling, Metering, and Systems Coordination

         Split Rock shall adopt principles and procedures to address the scheduling of MP's Generation Resources, metering, record-keeping, and electric systems coordination.

Section 8.03      Information Requirements.

         The Parties shall maintain records reflecting hourly schedules of power and energy generated and actual deliveries of power and energy from MP Generation Resources, and shall make such records available to each other and to the other Members upon request. Nothing in this AGREEMENT shall obligate either Party to retain records longer than the period prescribed by FERC, RUS, MAPP, or other applicable regulatory body, reliability council or operational standard.

                                   SECTION 9.

                                   TERMINATION

Section 9.01      Notice of Termination.

         This AGREEMENT may be terminated by MP upon one year's notice of termination, provided, however, that such termination shall not take effect between May 1 and September 30 of any year. Termination will be effective on the first day of the month, and written notice of termination must be given at least one year prior to the first day of the month that MP intends for its notice to become effective and for the AGREEMENT to terminate. Upon termination in accordance with this Section 9.01, MP shall be excused and relieved of all obligations and liabilities under this AGREEMENT, except those liabilities incurred before the effective date of termination or as a result of the termination. Each Party shall use every reasonable effort to mitigate any damages resulting from a breach and/or termination of this AGREEMENT.

Section 9.02      Effect of Termination.

         If, upon termination of this AGREEMENT, the Parties are unable to mutually agree as to the effects of termination, any dispute over the effects of termination shall be resolved through arbitration under Section 11 of this AGREEMENT. The Parties shall allocate the responsibility for purchase and sales obligations under Split Rock contracts outstanding as of termination in accordance with principles to be adopted and implemented by the Members. The termination of this AGREEMENT shall not discharge either Party from any obligation it owes to the other or to any other Member by reason of any transaction, cost, damage, expense, investment, or liability which shall occur or arise prior to such termination. The Parties intend that any such obligation owed (whether the same shall be known or unknown at the termination of this AGREEMENT) shall survive the termination of this AGREEMENT.

                                   SECTION 10.

                                     GENERAL

Section 10.01     Continuity of Operation.

a. Unless otherwise directed by Split Rock as part of its integrated dispatch, the operating performance of MP's electrical system under this AGREEMENT shall be continuous, except for the following:

(1) Interruptions or reductions due to Force Majeure, which, by exercise of due diligence and foresight, could not reasonably have been avoided.

(2) Interruptions or reductions due to operation of devices installed for power system protection.

(3) Temporary interruptions or reductions which are necessary or desirable for the purposes of maintenance, repairs, replacements, installation of equipment or investigation and inspection. MP will give Split Rock and other Members reasonable advance notice of such interruptions or reductions, except in cases of emergency make such advance notice impracticable as reasonably determined by MP, and MP will use best reasonable efforts to remove the cause thereof as quickly as practicable under the circumstances.

b. The Party prevented from performing its obligations for any of the reasons set forth in Section 10.01(a), above, shall exercise Due Diligence in attempting to remove the cause of its failure to perform, and nothing herein shall be construed as permitting that Party to continue to fail to perform after said cause has been removed; however, the Party shall not be obligated to agree to any settlement of a strike or labor dispute which, in that Party's sole discretion, may be inadvisable or detrimental to its interests.

Section 10.02.    Character of Power and Energy.

         All deliveries of electric power and energy hereunder shall be of the character commonly known as three-phase, sixty-Hertz power and energy, unless explicitly stated otherwise.

Section 10.03     Successors and Assigns.

         This AGREEMENT shall be binding upon the respective Parties, their successors and assigns, on and after the effective date hereof. None of the provisions of this AGREEMENT, whether in whole or in part, shall be assigned nor their performance delegated by any Party to any third party without the written consent of the other, which shall not be unreasonably withheld, unless such assignment is to an affiliate or successor that assumes all of the rights and obligations hereunder so long as such assignment would not adversely affect any of the federal, state or reliability council approvals or findings required or in place for Split Rock's operations under this AGREEMENT.

Section 10.04     No Third Party Beneficiary.

         No provision of this AGREEMENT shall in any way inure to the benefit of any customer, or any other third party, so as to constitute any such person as a third party beneficiary under this AGREEMENT, or of any one or more of the terms hereof, or otherwise give rise to any cause of action in any person not a Party hereto.

Section 10.05     Notices.

         Any notice, demand, request, or communication required or authorized by this AGREEMENT shall be either hand-delivered or mailed by certified mail, return-receipt requested, with postage prepaid, to:

                  Minnesota Power, Inc.
                  30 West Superior Street
                  Duluth, Minnesota  55802
                  Attn:  Donald J. Shippar
                  Chief Operating Officer - Minnesota Power Electric

with copies to:

                  Steven W. Tyacke
                  Assistant General Counsel
                  Minnesota Power, Inc.
                  30 West Superior Street
                  Duluth, Minnesota  55802

On behalf of Split Rock to:

                  Split Rock Energy LLC
                  17845 East Highway 10
                  P.O. Box 800
                  Elk River, MN  55330-0800
                  Attn:  David Saggau


         The designation and titles of the persons to be notified or the address of such person may be changed at any time by written notice.

Section 10.06     Billing and Payment Procedure.

         Unless governed by separate written agreement, the Parties shall bill and make payments in accordance with the following procedures:

a. The Party (selling Party) providing any billable services to the other Party (buying Party) shall issue an invoice by the fifteenth of each month for services provided during the previous month.

b. The buying Party's payments to the selling Party shall be due if by mail at the selling Party's general office, or if by wire transfer to a bank and account named by the selling Party, no later than fifteen days following the date of the invoice, but such payment shall not be due before the 20th day of the month. The buying Party shall have the right to dispute the amount of any such invoice by protest on or before the payment date, but such dispute shall not relieve the buying Party of the obligation to pay the entire amount, including the disputed portion, by the payment date. If such due date falls on a Saturday, Sunday, or holiday, such due date shall be the next working day. Payments received after the due date shall be considered late and shall bear interest on the payment due at a rate equal to the rate set out in Section 35.19a(a) of FERC's Regulations, as such section may be amended from time to time, for the number of days elapsed from and including the day after the due date, to and including the payment date.

c. Upon the failure of the buying Party to pay all amounts due within thirty days of the due date, the buying Party shall be in default.

Section 10.07     Right of Access; Right to Audit.

a. Each Party, after receiving reasonable notice from another Party, will give authorized agents and employees of the other the right to enter its premises at all reasonable times for the purpose of reviewing hourly metering and scheduling records, for reading or checking meters, or for constructing, testing, repairing, renewing, exchanging, or removing any or all of its equipment which may be located on the property of the other, or for any work incident to performing system operations under this AGREEMENT or rendering service contracted for.

b. Each Party shall have the right from time to time, upon written request and at its own expense, to audit the other Party's books and records to verify the information provided by that Party as required under this AGREEMENT.

Section 10.08     Drafting Responsibility.

         No Member shall be deemed solely responsible for drafting all or any portion of this AGREEMENT and, in the event of a dispute, responsibility for any ambiguities arising from any provision of this AGREEMENT shall be equally shared by the Members.

Section 10.09     Captions.

         All titles, subject headings, section titles, and similar items are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive, or to affect the meaning of the contents or scope of this AGREEMENT.

Section 10.10     Governing Law.

         This AGREEMENT shall be interpreted and governed by the laws of the state of Minnesota, or the laws of the United States, as applicable.

Section 10.11     Regulation.

         This AGREEMENT, and all rights and obligations of MP hereunder is subject to all applicable state and federal laws and regulations. The Parties agree to defend this AGREEMENT before any regulatory body, and to cooperate to seek to obtain any necessary regulatory approvals. Fees or costs associated with obtaining approvals shall be the responsibility of MP.

Section 10.12     No Joint Venture or Partnership.

         No provision of this AGREEMENT shall be interpreted to mean or imply that the Members have established or intend to establish a joint venture or a partnership.

Section 10.13     Amendment.

         Any amendment, alteration, variation, modification, or waiver of the provisions of this AGREEMENT shall be valid only after it has been signed by the Parties and, if required, approved or accepted by any regulatory body with jurisdiction over MP or this AGREEMENT.

Section 10.14     Severability.

         If any governmental agency or court of competent jurisdiction holds that any provision of this AGREEMENT is invalid, or if, as a result of a change in any federal or state law or constitutional provision, or any rule or regulation promulgated pursuant thereto, any provision of this AGREEMENT is rendered invalid or results in the impossibility of performance thereof, the remainder of this AGREEMENT shall not be affected thereby and shall continue in full force and effect. In such an event, the Parties shall promptly renegotiate in good faith new provisions to restore this AGREEMENT as nearly as possible to its original intent and effect.

Section 10.15     Superseding Effect.

         This AGREEMENT supersedes and has merged into it all prior oral and written agreements on the same subjects by or among the Parties, with the effect that this AGREEMENT shall control.

                                   SECTION 11.

                                   ARBITRATION

Section 11.01     Arbitration.

         Any controversy or claim arising out of or relating to this AGREEMENT or the breach hereof which cannot be resolved amicably shall be settled by arbitration. A Party desiring to invoke this arbitration provision shall serve written notice upon the other of its intention to do so. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration then prevailing. The American Arbitration Association shall administer the arbitration and act as appointing authority of the arbitrator. Each Party shall bear its own costs and expenses of the arbitration, including attorneys and expert witness fees, and shall equally share the expense of the arbitrator and the administrative expenses of the arbitration. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16. The award of the arbitrator shall be final, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction. The arbitration shall be conducted in Minneapolis, Minnesota unless the Parties agree otherwise.

Section 11.02     Effect of Termination on Arbitration.

         This Section 11 shall survive the termination of this AGREEMENT as necessary to resolve any outstanding disputes that arose prior to the time that termination of this AGREEMENT became effective as well as any disputes involving termination, as provided for in Section 9.02 herein





                      [The next page is the signature page]

                                     .-16-

         IN WITNESS WHEREOF, the Parties have caused this AGREEMENT to be executed by their duly authorized representatives as of the day and year first above written.

                                             MINNESOTA POWER, INC.


                                            By:         /s/ R. D. Edwards
                                                --------------------------------
                                                        Robert D. Edwards

                                            Title: Executive Vice President and
                                                   -----------------------------
                                                   President - MP Electric


                                             SPLIT ROCK ENERGY LLC


                                            By:           /s/ Ade Mussell
                                                -------------------------------
                                                          Ade Mussell

                                            Title:        President
                                                   -----------------------------

                                   APPENDIX A

                       MP Existing Off-System Transactions
                       -----------------------------------


                                                    MPE Existing
                                                    Transactions
                                                    (May 1, 2000)

                        CAPACITY
                        PURCHASES &
                        SALES

----------------------------------------------------------------------------------------------------------------------
        Company                Contract           MP Purchase/Sale               MW                 End of Term
        -------                --------           ----------------               --                 -----------
          OH                  OM-L98-01               Purchase                 150 MW                 10/31/01
     Alliant (IPW)              ALT-1                   Sale                Summers-55 MW             4/30/01
     Alliant (WPL)              WPL-1                   Sale                    75 MW                 12/31/07
          MPC                    M-2                    Sale                    10 MW                 10/31/00
          NSP                   NSP-1                   Sale                   150 MW                 10/31/00
          OTP                   OTP-4                   Sale                    50 MW             5/1/01-10/31/01
                                                                                                  5/1/02-10/31/02
          OTP                OTP-5/NSP-8                Sale                    50 MW                 10/31/00


                        ENERGY SALES
                        & PURCHASES
----------------------------------------------------------------------------------------------------------------------
        Company                Contract           MP Purchase/Sale               MW                 End of Term
        -------                --------           ----------------               --                 -----------
          GRE                   GRE-6                   Sale                    50 MW                 10/31/00
          WEP                    WEP                  Purchase                  50 MW              6/1/00-8/31/00


                         SERVICES
----------------------------------------------------------------------------------------------------------------------
        Company                Contract           MP Purchase/Sale       MP Service Provided        End of Term
        -------                --------           ----------------       -------------------        -----------
         MRES                    MR-2                   Sale             Operating Reserves        60 day notice
         NWPS                   NWPS-1                  Sale             Operating Reserves        30 day notice


                        BROKERING
----------------------------------------------------------------------------------------------------------------------
        Company                Contract           MP Purchase/Sale       MP Service Provided        End of Term
        -------                --------           ----------------       -------------------        -----------
         MHEB                                                            Real Time Services            1/1/01
       Enbridge                                                          Marketing Services
      Rainy River                                                        Marketing Services



                                      -19-